UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2010 (March 23, 2010)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Securities Purchase Agreement with Burlingame

On March 23, 2010, Xfone, Inc. (“Xfone”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing shareholder, Burlingame Equity Investors, LP (“Burlingame”), pursuant to which Burlingame agreed to purchase from Xfone and Xfone agreed to sell and issue to Burlingame the following securities of Xfone for an aggregate purchase price of $6,000,000 (the “Purchase Price”) (the “Burlingame Transaction”):

(1) Senior Promissory Note  A senior promissory note in the aggregate principal amount of $3,500,000, maturing on March 22, 2012 (the “Note”).  Interest accrues at an annual rate of 10% and is payable quarterly (commencing on June 30, 2010 and on the 15th of each September, December, March and June thereafter) in cash. The Note ranks pari passu in rights of liquidation with Xfone’s Series A Bonds issued in Israel on December 13, 2007. Upon the occurrence or existence of any Event of Default, Xfone’s obligations on the Note become immediately due and payable. “Event of Default” is defined in the Note to include (i) failure to pay the principal amount or accrued interest within 5 business days following an interest payment date or the maturity date; (ii) voluntary or involuntary bankruptcy or insolvency proceedings; (iii) a material breach of representations or warranties in the Purchase Agreement; (iv) a material breach by Xfone of material covenants in the Burlingame Transaction documents, which is not cured within 10 business days of a notice of default; (v) A monetary default by Xfone under any other indebtedness for an amount greater than $1,000,000, which default results in the acceleration of such indebtedness, provided that the default is not cured within the cure period provided in the applicable agreement, document or instrument; and (vi) entry of a final judgment for the payment of money aggregating in excess of $1,000,000 rendered against Xfone or its subsidiaries, which is not bonded, discharged, stayed or appealed.

(2) Shares of Xfone’s Common Stock:  2,173,913 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (the “Burlingame Shares”). The Burlingame Shares were priced at $1.15 per share for a total purchase price for the Burlingame Shares of $2,500,000.

(3) Common Stock Purchase Warrant:  A warrant to purchase 950,000 shares of the Company’s Common Stock, which shall be exercisable at a price of $2.00 per share for a period of 5 years (the “Warrant”). The number of shares issuable upon exercise of the Warrant (the “Warrant Shares”), and/or the applicable exercise price, may be proportionately adjusted in the event of a stock dividend, distribution, subdivision, combination, merger, consolidation, sale of assets, spin-off or similar transactions.

The Purchase Agreement, Note and Warrant include representations, warranties, and covenants customary for a transaction of this type.

Under the Purchase Agreement, Xfone granted to Burlingame certain registration rights with respect to the Burlingame Shares and the Warrant Shares (the “Registrable Securities”). Pursuant to the Purchase Agreement, Xfone is obligated to prepare and file a registration statement with the U.S. Securities and Exchange Commission (the “Registration Statement”) within 120 days, to use commercially reasonable efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof, and to keep the Registration  Statement continuously effective until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 promulgated under the Securities Act.  In the event that the Registration Statement is not filed on time, Xfone agreed to pay Burlingame $25,000 per month as liquidated damages for each month that the Registration Statement is not filed. The parties further agreed that within 10 business days from the closing date, they will negotiate in good faith an appropriate customary registration rights agreement with respect to the Registrable Securities.

Following the execution of the Purchase Agreement, the Burlingame Transaction was consummated, and the Purchase Price was paid to Xfone and the Note was delivered to Burlingame. The Burlingame Shares and the Warrant were authorized for issuance by Xfone, and shall be issued and delivered to Burlingame upon receipt of approval of the listing for trading of the Burlingame Shares and Warrant Shares on the NYSE Amex LLC and the Tel Aviv Stock Exchange Ltd.

Xfone intends to use the net proceeds from the Burlingame Transaction for working capital purposes.

The Burlingame Transaction was made by Xfone acting without a placement agent.

Prior to the Burlingame Transaction, Burlingame and its affiliates were the beneficial owners of an aggregate of approximately 5.7% of Xfone’s Common Stock.   There were no other material relationships between Xfone or its affiliates and Burlingame.

A copy of the Purchase Agreement (including the form of the Note and the Warrant attached as exhibits to the Purchase Agreement) is attached hereto as Exhibit 10.139.

The foregoing summary of the Burlingame Transaction and the Purchase Agreement is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Subscription Agreement with Gagnon

On March 23, 2010, Xfone entered into a Subscription Agreement (the “Subscription Agreement”) with certain investors affiliated with Gagnon Securities LLC, an existing shareholder (collectively, “Gagnon”), pursuant to which Gagnon agreed to purchase from Xfone and Xfone agreed to sell and issue to Gagnon 500,000 shares of Xfone’s Common Stock (the “Gagnon Shares”) at the same purchase price per share as the Burlingame Shares, $1.15 per share, for an aggregate purchase price of $575,000 (the “Gagnon Transaction”).

The Subscription Agreement includes representations, warranties, and covenants customary for a transaction of this type.

Under the Subscription Agreement, Xfone granted to Gagnon certain registration rights with respect to the Gagnon Shares. Pursuant to the Subscription Agreement, Xfone is obligated to prepare and file a registration statement with the U.S. Securities and Exchange Commission (the “Registration Statement”) within 120 days, to use commercially reasonable efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof, and to keep the Registration  Statement continuously effective until such date as is the earlier of (x) the date when all Gagnon Shares covered by such Registration Statement have been sold or (y) the date on which the Gagnon Shares may be sold without any restriction pursuant to Rule 144 promulgated under the Securities Act.

The Gagnon Shares were authorized for issuance by Xfone, and shall be issued and delivered to Gagnon upon receipt of approval of the listing for trading of the Gagnon Shares on the NYSE Amex LLC and the Tel Aviv Stock Exchange Ltd.

Xfone intends to use the net proceeds from the Gagnon Transaction for working capital purposes.

The Gagnon Transaction was made by Xfone acting without a placement agent.

Prior to the Gagnon Transaction, Gagnon and its affiliates were the beneficial owners of an aggregate of approximately 20.1% of Xfone’s Common Stock. There were no other material relationships between Xfone or its affiliates and Gagnon.

A copy of the form of Subscription Agreement is attached hereto as Exhibit 10.140.

The foregoing summary of the Gagnon Transaction and the Subscription Agreement is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2010, Xfone issued and delivered the Note to Burlingame. A more detailed description of the terms of the Note and of the Burlingame Transaction pursuant to which the Note was issued is included in Item 1.01 of this Current Report and is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities.

On March 23, 2010, Xfone issued and delivered the Note to Burlingame.

The Burlingame Shares and the Warrant, as well as the Gagnon Shares, were authorized for issuance by Xfone, and will be issued and delivered to Burlingame and Gagnon, respectively, upon receipt of approval of the listing for trading of the Burlingame Shares, the Warrant Shares and the Gagnon Shares, on the NYSE Amex LLC and the Tel Aviv Stock Exchange Ltd.

A more detailed description of the Burlingame Transaction and the Gagnon Transaction pursuant to which these securities are or will be issued is included in Item 1.01 of this Current Report and is incorporated by reference into this Item 3.02.

The offering of the Note, the Burlingame Shares, the Warrant (including the Warrant Shares) and the Gagnon Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, based on the limited number of purchasers, the sophistication in financial matters of Burlingame and Gagnon, and their access to information concerning Xfone. In this regard, Xfone relied on the representations of Burlingame and Gagnon contained in the Purchase Agreement and the Subscription Agreement, respectively.

Item 8.01    Other Events.

Guy Nissenson, President and Chief Executive Officer of Xfone, intends to issue tomorrow a letter to Xfone’s shareholders, customers and friends in press release form providing updates on recent events and announcements, including the stimulus funding, the Burlingame Transaction, the Gagnon Transaction, an update on the FTTP network build out project in Levelland, Xfone’s planned international divestitures and write off of goodwill.  A copy of the letter is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            Exhibits.

Exhibit No.	Description
10.139	Securities Purchase Agreement dated effective as of March 23, 2010
10.140	Form of Subscription Agreement dated as of March 23, 2010
99.1	Letter to Shareholders to be issued on March 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: March 23, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
10.139	Securities Purchase Agreement dated effective as of March 23, 2010
10.140	Form of Subscription Agreement dated as of March 23, 2010
99.1	Letter to Shareholders to be issued on March 24, 2010